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                                                                     EXHIBIT 4.3


Number *0*                                                            Shares *0*


   SERIES AA                                                        SERIES AA
PREFERRED STOCK                                                  PREFERRED STOCK

PAR VALUE $.10 PER SHARE                                PAR VALUE $.10 PER SHARE

THIS CERTIFICATE IS TRANSFERABLE                               SEE REVERSE FOR
IN THE CITIES OF _________                                     OTHER INFORMATION

                                                               CUSIP __________

                               DELPHI CORPORATION

         a Corporation Organized Under the Laws of the State of Delaware


         THIS CERTIFIES THAT **Specimen**

is the owner of **Zero (0)** fully paid and nonassessable shares of ___% Non-cumulative Redeemable Perpetual Series AA Preferred Stock, $.10 par value per share, of

                               DELPHI CORPORATION

(the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and the By-laws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED________________,_________

Countersigned and Registered:
                                      (SEAL)

         Transfer Agent
         and Registrar                            ------------------------------
                                                  President



By:______________________________
                                                  ------------------------------
                                                  Secretary


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                                IMPORTANT NOTICE

         The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         The shares of Series AA Preferred Stock represented by this certificate are subject to the terms of the Certificate of Incorporation and the Certificate of Designations. The Corporation will mail to the stockholder a copy of the Certificate of Incorporation and the Certificate of Designations, without charge, within five days after receipt of a written request therefor.

                        ---------------------------------
          KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
       OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
                        ---------------------------------

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common    UNIF GIFT MIN ACT             Custodian
                                                    -------------
                                                    (Custodian)        (Minor)
 TEN ENT - as tenants by the entireties             under Uniform Gifts to
 JT TEN  - as joint tenants with right of           Minors Act of
           survivorship and not as tenants
           in common                                --------------------------
                                                    (State)

         Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ___________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE  [___________________]


--------------------------------------------------------------------------------
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)


____________________________ (______________) shares of Preferred Stock of the
Corporation represented by this Certificate and do hereby irrevocably constitute and appoint ________________________________ attorney to transfer the said shares of Preferred Stock on the books of the Corporation, with full power of substitution in the premises.

Dated _______________________


                                        ----------------------------------------
                                        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT
                                        MUST CORRESPOND WITH THE NAME AS WRITTEN
                                        UPON THE FACE OF THE CERTIFICATE IN
                                        EVERY PARTICULAR, WITHOUT ALTERATION OR
                                        ENLARGEMENT OR ANY CHANGE WHATEVER.